Exhibit 10.3

STATE OF NORTH CAROLINA	:	LIAISON DESIGN GROUP LLC
FIRST AMENDMENT TO LIMITED LIABILITY
WAKE COUNTY	:	COMPANY OPERATING AGREEMENT

THIS FIRST AMENDMENT TO LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Amendment") made effective as of the 10th day of March, 2003, by and among the undersigned members (the "Members") of LIAISON DESIGN GROUP LLC, a North Carolina limited liability company (the "Company");

W I T N E S S E T H:

WHEREAS, the Company was formed pursuant to an Operating Agreement dated May 11, 2000 (the "Agreement"); and

WHEREAS, SAMBRICK COMMUNICATIONS, INC. ("SC") is selling a thirty percent (30%) membership interest in the Company to Member Sandra M. Conklin ("Conklin") and Conklin is selling a thirty percent (30%) membership interest in the Company to Seamus Deurr, a citizen and resident of North Carolina, all as provided in that certain Letter Agreement dated February 19, 2003 which is attached hereto as Exhibit A (the "Letter Agreement"), and the Members now desire to amend the Agreement to accept Seamus Deurr as a new Member in the Company and to adjust the Percentage Interests of the Members in the profits and losses of the Company prospectively as a result of the foregoing sales.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the parties hereto agree as follows:

1. The Agreement is hereby amended in every respect to reflect the foregoing sales of the membership interests in the Company, and the corresponding transfer of capital and profits interests to Conklin and Deurr as a new Member of the Company as set forth in the Letter Agreement. The Letter Agreement attached at Exhibit A is hereby incorporated by reference as if fully set forth herein, and its terms and provisions shall be deemed to amend the Agreement as effectually as the provisions included in the body of this Amendment, and shall govern the operation of the Company as to the matters reflected in the Letter Agreement.

2. Paragraph 3(a) of the Agreement is hereby amended and restated as follows:
"Sambrick Communications, Inc. ("Sambrick") has made an initial capital contribution to the Company valued at $24,000.00, and Sandra Moring shall not be required to make any initial capital contribution to the Company."

3. As of the date of this Amendment, the capital accounts of the Members are hereby restated to reflect an agreed upon valuation of the Company of $84,000.00 (including the foregoing initial investment by SC), as evidenced by the purchase prices for the above referenced sales as sct forth in the Letter Agreement, as follows:

Member	Capital Accounts
Sambrick Communications, Inc.	$42,000.00
Sandra M. Conklin	$24,000.00
Seamus Deurr	$18,000.00

4. Paragraph4(a) of the Agreementis hereby amended to change the Percentage Interests effective as of the date hereof as follows:

Member	Percentage Interests
Sambrick Communications, Inc.	30%
Sandra M. Conklin	40%
Seamus Deurr	50%

5. Paragraph 8(a) is amended to indicate that as of the date hereof, the Managers of the Company will be Frank J. Sambrick, Sandra M. Conklin, and Seamus Deurr. Seamus Deurr will serve as the "Managing Manager" and have responsibility and authority for the execution of the day to-day business management of the Company, subject to a vote of the Managers to approve those matters deemed necessary for approval by the Managers. Conklin shall sever as the President and Duerr as Vice President of the Company, and shall have such power and authority as would be applicable for such offices in a North Carolina corporation under general principles of North Carolina corporate law.

6. No dissolution (which leads to a termination) of the Company shall occur by reason of the amendments effected in this Amendment, and the Company shall continue its business uninterrupted. Except to the extent amended herein, all terms and provisions of the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE COMPANY:

LIAISON DESIGN GROUP LLC

BY:	/s/ Sandra Conklin
SANDRA M. CONKLIN, Manager

CONTINUING MEMBERS:

/s/ Seamus Duerr
SEAMUS DUERR

/s/ Sandra M. Conklin
SANDRA M. CONKLIN

SAMBRICK COMMUNICATIONS, INC.

BY:	/s/ Frank J. Sambrick
FRANK J. SAMBRICK, President